Certain statements in this presentation constitute "forward-looking statements". When used in this presentation, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance" and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to 2008 full year and mid-point guidance, and as adjusted, estimated revenue, adjusted operating cash flow, adjusted free cash flow, net loss and net loss per share, and each of the components thereof, as well as information regarding capital investment and HD room revenue opportunity are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward- looking statements speak only as of the date of this presentation. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Slide 1

Strategic Acquisitions and Business Plan Showing Positive Impacts Total Revenue Up 85% - Total Revenue Per Room up 2.2% over Q1 2007 (pro-forma basis) Notwithstanding 3.2% Reduction in Hotel Occupancy Rates - Guest Entertainment Revenue Per-Occupied Room Level Q/Q - Hotel Services Revenue Per Room up 16.7% (pro-forma basis) - Other Revenue Per Room Up 21.5% (pro-forma basis) Operating Costs Per Room Down 8% (pro-forma basis) - Additional Operating Synergies Coming in Q2 - Q4 New High Definition Television Capital Costs Down 10% from 2007 Capital Investment Plan Being Managed to Deliver Adjusted Free Cash Flow Target for the Year First Quarter Highlights Slide 2

(in millions) Slide 3 Total Revenue Growth Q1 '01 Q2 '01 Q3 '01 Q4 '01 Q1 '02 Q2 '02 Q3 '02 Q4 '02 Q1 '03 Q2 '03 Q3 '03 Q4 '03 Q1 '04 Q2 '04 Q3 '04 2004 Q1 '05 Q2 '05 Q3 '05 2005 Q1 '06 Q2 '06 Q1 2007 Q1 2007 Proforma Q1 2008 Revenue 69.6 72.4 73.4 75.1 77.6 79.6 81.7 81.9 4.6 243 247 250 63.8 66.3 71.6 266.4 65.9 68.1 74.1 275.8 70.2 71.9 75.3 135.5 139.8 Occupancy 0.675 0.669 0.655 0.645 0.635 0.632 0.631 0.631 0.628 0.622 0.622 0.624 0.625 0.63 0.635 0.639 0.645 $75.3 $135.5 $139.8 85% Increase over Reported Q1 '07 3% increase over Proforma Q1 '07

Q1 '07 Q1 '07 Proforma Q1 '08 Guest Entertainment 55.4 101.4 99.2 Broadband Internet 15.3 25 29.5 Other 4.6 9.3 11.1 Diversifying Revenue Composition Slide 4 Guest Entertainment Hotel Services Other* * "Other" includes System Sales, Advertising and Other Strategic Initiatives Driving Revenue Diversification

Slide 5 Total Revenue Per Room Analysis Total Revenue up 2.2% Quarter over Quarter Guest Entertainment down 3.1% Q/Q Guest Entertainment per Occupied Room level Q/Q Hotel Services up 16.7% Q/Q

Gross Profit Per Room Analysis Slide 6 Gross Margin Impacted by Revenue Diversification Initiatives (However Minimal Capital Investment Required by LodgeNet) Improving TV Programming Margins with Conversion to HD

Slide 7 Operational Synergies Being Realized (In Millions)

(in millions) Q1 '06 Q1 '07 Q1 '07 Proforma Q1 '08 AOCF 23.6 22.7 33.9 34.6 Slide 8 Adjusted Operating Cash Flow Exclusive of restructuring, integration and amortization of acquired intangibles $34.6 $33.9 $22.7 52% Increase over Reported Q1 '07 2% Increase over Proforma Q1 '07

Adjusted Net Income Analysis Slide 9 (in millions) 37.5% Improvement over Proforma Q1 '07

2008 2008 Adjusted* Revenue $ 570.0 - $585.0 Adjusted Operating Cash Flow $ 150.0 - $160.0 Net Loss $ (28.0) - $(18.0) $ (14.0) - $ (4.0) Net Loss Per Share $ (1.24) - $(0.80) $ (0.62) - $ (0.18) Free Cash Flow $ 17.0 - $ 27.0 $ 25.0 - $ 35.0 Free Cash Flow Per Share $ 1.11 - $1.55 2008 Financial Guidance (in millions except per share) * Adjusted guidance excludes integration and restructuring expenses and amortization of purchased intangibles. Slide 10

Adjusted Operating Cash Flow Bridge (in millions) Slide 11 Operating Expenses Being Managed to Deliver Annual AOCF Target

Adjusted Free Cash Flow Analysis Slide 12 Capital Plan Being Managed to Deliver Annual Adjusted Free Cash Flow Target Q1 Working Capital net of $5.2 million in cash paid for restructuring in quarter; otherwise, reflects normal seasonality Q1 Corporate Assets includes increase of $1.6 million increase in system components & $1.9 million in work in progress; Expect Full Year to be within Guidance (in millions except per share)

Covenant Analysis (in millions) Slide 13

2008 Financial Goal: Deliver Free Cash Flow Target Slide 14 Operating Expenses and Capital Investment Plans Managed 1% Reduction in Guest Entertainment Revenue Neutralized by 2% Reduction in Operating Expenses - Significant Flexibility in Capital Investment Decisions Management Focus: - Maximize Revenue and Gross Profit - Realize Operating Efficiencies - Drive Down Capital Cost Per Room - Manage Capital Plans Free Cash Flow Significant Element of Management Incentive

Maximizing Revenue & Gross Profit Slide 15 Enhancing Guest Entertainment Marketing - Refreshed Graphical User Interfaces - Refined Pricing Strategies - Optimized Content Mix HDTV Programming - Installations Accelerating - Increased Guest Purchases

Maximizing Revenue & Gross Profit Slide 16 TV Programming - Driving Penetration & Revenue Broadband - Building a Solid Foundation Advertising - New Leadership, Gaining Traction Professional Solutions - Experiencing Success

Reducing Operating Expense and Capital Costs Slide 17 First Quarter Per-Room Operating Expenses Down 8%: +$10.5 Million Additional Operating Synergies Coming: +$4 Million First Quarter New HDTV Installation Costs Down 10% over 2007 Level Additional Capital Cost Savings Coming Overall Capital Investment Plan Managed to Deliver Adjusted FCF - First Quarter @ $17 Million (Excluding Work in Progress) - Second Quarter in Comparable Range

Copyright (c) 2008 LodgeNet Interactive Corporation. All rights reserved. Slide 18

Reconciliation of Operating Income to Adjusted Operating Cash Flow Slide 19

Reconciliation of Net Loss to Adjusted Net Loss Slide 20

Reconciliation of Adjusted Free Cash Flow Slide 21